Exhibit 99.1
For Release:    Immediately

Contact:	Media -
	Aidan Gormley -Director, Global Communications and Branding	216-896-3258
aidan.gormley@parker.com
Financial Analysts -
	Robin J. Davenport, Vice President, Corporate Finance	216-896-2265
rjdavenport@parker.com

Stock symbol:	PH - NYSE

Parker Reports Fiscal 2016 Third Quarter Results

•	Earnings per diluted share $1.37 as reported, or $1.51 adjusted for realignment expenses

•	Impressive decremental margins of 17.0% as reported, 11.8% adjusted, reflect business restructuring and Simplification actions

•	Segment operating margins 13.8% as reported, or 14.7% adjusted

•	Company increases full year fiscal 2016 guidance

CLEVELAND, April 26, 2016 -- Parker Hannifin Corporation (NYSE: PH), the global leader in motion and control technologies, today announced results for the fiscal 2016 third quarter ended March 31, 2016. Fiscal 2016 third quarter sales decreased 11% to $2.83 billion compared with $3.16 billion in the same quarter a year ago. Fiscal 2016 third quarter net income was $187.1 million compared with $285.5 million in the third quarter of fiscal 2015. Fiscal 2016 third quarter earnings per share were $1.37 compared with $2.02 per share in the prior year quarter. Adjusted earnings per share were $1.51 in the fiscal 2016 third quarter compared with $2.06 per share in the prior year quarter. A reconciliation of as reported to adjusted earnings per diluted share and segment operating margins is included with the financial tables accompanying this news release.

Cash flow from operations for the first nine months of fiscal 2016 was $681.5 million, or 8.1% of sales, compared with $791.1 million, or 8.3% of sales, in the prior year period. Excluding a discretionary contribution to the company's pension plan of $200 million, fiscal 2016 year-to-date cash flow from operations was 10.5% of sales.

"Implementation of the new Win Strategy™ has helped us achieve strong adjusted segment operating margins and impressive decremental marginal return on sales, especially given difficult macroeconomic conditions,” said Tom Williams, Chairman and Chief Executive Officer.  “We are on track to achieve our previously stated sales target while improving operating margins for the full fiscal year."

Segment Results
Diversified Industrial Segment: North American third quarter sales decreased 13% to $1.25 billion and operating income was $202.2 million, compared with $235.5 million in the same period a year ago. International third quarter sales decreased 11% to $1.02 billion and operating income was $105.2 million, compared with $139.5 million in the same period a year ago.

Aerospace Systems Segment: Third quarter sales decreased 2% to $561.0 million and operating income was $84.2 million, compared with $73.3 million in the same period a year ago.

Orders
Parker reported a decrease of 6% in orders for the quarter ending March 31, 2016, compared with the same quarter a year ago. The company reported the following orders by business:

•	Orders decreased 9% in the Diversified Industrial North America businesses;

•	Orders decreased 6% in the Diversified Industrial International businesses; and

•	Orders increased 1% in the Aerospace Systems segment on a rolling 12-month average basis.

Share Repurchases
During the quarter, the company repurchased approximately $50 million of Parker shares bringing the total repurchases for fiscal 2016 year-to-date to approximately $450 million.

Outlook
For the fiscal year ending June 30, 2016, the company has increased guidance for earnings from continuing operations to the range of $5.57 to $5.77 per share, or $6.20 to $6.40 per share, adjusted. Earnings guidance is adjusted for business realignment expenses of approximately $0.63 per share, including $0.40 per share related to Simplification initiatives.

Williams added, “We remain focused on increasing employee engagement, delivering premier customer experience, and in driving overall growth and profitability which are core tenets of the new Win Strategy that we announced six months ago. I am pleased at how far we have come in such a short period of time and continue to be excited about the opportunities that we have for the future.”

NOTICE OF CONFERENCE CALL: Parker Hannifin's conference call and slide presentation to discuss its fiscal 2016 third quarter results are available to all interested parties via live webcast today at 11:00 a.m. ET, on the company's investor information web site at www.phstock.com. To access the call, click on the "Live Webcast" link. From this link, users also may complete a pre-call system test and register for e-mail notification of future events and information available from Parker. A replay of the conference call will also be available at www.phstock.com for one year after the call.

With annual sales of approximately $13 billion in fiscal year 2015, Parker Hannifin is the world's leading diversified manufacturer of motion and control technologies and systems, providing precision-engineered solutions for a wide variety of mobile, industrial and aerospace markets. The company has operations in 50 countries around the world. Parker has increased its annual dividends paid to shareholders for 60 consecutive fiscal years, among the top five longest-running dividend-increase records in the S&P 500 index. For more information, visit the company's website at www.parker.com, or its investor information website at www.phstock.com.

Note on Orders
Orders provide near-term perspective on the company's outlook, particularly when viewed in the context of prior and future quarterly order rates. However, orders are not in themselves an indication of future performance. All comparisons are at constant currency exchange rates, with the prior year restated to the current-year rates. All exclude acquisitions until they can be reflected in both the numerator and denominator. Aerospace comparisons are rolling 12-month average computations. The total Parker orders number is derived from a weighted average of the year-over-year quarterly % change in orders for Diversified Industrial North America and Diversified Industrial International, and the year-over-year 12-month rolling average of orders for the Aerospace Systems segment.

Note on Non-GAAP Numbers
This press release contains references to (a) segment operating margins and earnings per share without the effect of business realignment expenses; (b) the effect of business realignment expenses on forecasted earnings from continuing operations per share; and (c) cash flows from operations without the effect of a discretionary pension contribution. The effects of business realignment expenses and the discretionary pension contribution are removed to allow investors and the company to meaningfully evaluate changes in segment operating margin, earnings per share and cash flows from operations on a comparable basis from period to period.

Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are made based on known events and circumstances at the time of release, and as such, are subject in the future to unforeseen uncertainties and risks. All statements regarding future performance, earnings projections, events or developments are forward-looking statements. It is possible that the future performance and earnings projections of the company, including its individual segments, may differ materially from current expectations, depending on economic conditions within its mobile, industrial and aerospace markets, and the company's ability to maintain and achieve anticipated benefits associated with announced realignment activities, strategic initiatives to improve operating margins, actions taken to combat the effects of the current economic environment, and growth, innovation and global diversification initiatives. A change in the economic conditions in individual markets may have a particularly volatile effect on segment performance. Among other factors which may affect future performance are: changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments, disputes regarding contract terms or significant changes in financial condition, changes in contract cost and revenue estimates for new development programs and changes in product mix; ability to identify acceptable strategic acquisition targets; uncertainties surrounding timing, successful completion or integration of acquisitions and similar transactions; the ability to successfully divest businesses planned for divestiture and realize the anticipated benefits of such divestitures; the determination to undertake business realignment activities and the expected costs thereof and, if undertaken, the ability to complete such activities and realize the anticipated cost savings from such activities; ability to implement successfully the company’s capital allocation initiatives, including timing, price and execution of share repurchases; increases in raw material costs that cannot be recovered in product pricing; the company's ability to manage costs related to insurance and employee retirement and health care benefits; threats associated with and efforts to combat terrorism and cyber-security risks; uncertainties surrounding the ultimate resolution of outstanding legal proceedings, including the outcome of any appeals;

competitive market conditions and resulting effects on sales and pricing; and global economic factors, including manufacturing activity, air travel trends, currency exchange rates, difficulties entering new markets and general economic conditions such as inflation, deflation, interest rates and credit availability. The company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.

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PARKER HANNIFIN CORPORATION - MARCH 31, 2016				Exhibit 99.1
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands except per share amounts)	2016	2015	2016	2015

Net sales	$2,828,665	$3,162,311	$8,403,603	$9,567,236
Cost of sales	2,209,401	2,373,016	6,550,929	7,234,465
Gross profit	619,264	789,295	1,852,674	2,332,771
Selling, general and administrative expenses	335,908	372,306	1,020,788	1,152,950
Interest expense	33,745	35,003	103,802	83,609
Other (income), net	(23,382)	(6,380)	(50,438)	(32,055)
Income before income taxes	272,993	388,366	778,522	1,128,267
Income taxes	85,851	102,904	213,217	295,299
Net income	187,142	285,462	565,305	832,968
Less: Noncontrolling interests	58	117	261	282
Net income attributable to common shareholders	$187,084	$285,345	$565,044	$832,686

Earnings per share attributable to common shareholders:
Basic earnings per share	$1.39	$2.06	$4.16	$5.77
Diluted earnings per share	$1.37	$2.02	$4.12	$5.68

Average shares outstanding during period - Basic	134,809,610	138,794,789	135,675,823	144,342,288
Average shares outstanding during period - Diluted	136,552,769	141,189,803	137,311,848	146,627,273

Cash dividends per common share	$0.63	$0.63	$1.89	$1.74

RECONCILIATION OF NET INCOME AND EARNINGS PER DILUTED SHARE TO ADJUSTED NET INCOME AND EARNINGS PER DILUTED SHARE
Net income	$187,142	$285,462	$565,305	$832,968
Adjustments:
Business realignment charges	19,226	6,352	60,241	18,496
Adjusted net income	$206,368	$291,814	$625,546	$851,464

Earnings per diluted share	$1.37	$2.02	$4.12	$5.68
Adjustments:
Business realignment charges	0.14	0.04	0.44	0.13
Adjusted earnings per diluted share	$1.51	$2.06	$4.56	$5.81

PARKER HANNIFIN CORPORATION - MARCH 31, 2016				Exhibit 99.1
BUSINESS SEGMENT INFORMATION BY INDUSTRY
(Unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2016	2015	2016	2015
Net sales
Diversified Industrial:
North America	$1,247,904	$1,441,625	$3,695,008	$4,302,644
International	1,019,776	1,148,248	3,050,687	3,599,145
Aerospace Systems	560,985	572,438	1,657,908	1,665,447
Total net sales	$2,828,665	$3,162,311	$8,403,603	$9,567,236
Segment operating income
Diversified Industrial:
North America	$202,180	$235,516	$568,509	$726,640
International	105,161	139,473	329,823	465,803
Aerospace Systems	84,238	73,334	240,005	205,500
Total segment operating income	391,579	448,323	1,138,337	1,397,943
Corporate general and administrative expenses	42,322	45,515	126,583	152,319
Income before interest expense and other	349,257	402,808	1,011,754	1,245,624
Interest expense	33,745	35,003	103,802	83,609
Other expense (income)	42,519	(20,561)	129,430	33,748
Income before income taxes	$272,993	$388,366	$778,522	$1,128,267

RECONCILIATION OF SEGMENT OPERATING MARGIN TO ADJUSTED SEGMENT OPERATING MARGIN
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 31, 2016		March 31, 2016
	Operating income	Margin	Operating income	Margin
As reported segment operating income	$391,579	13.8%	$1,138,337	13.5%
Adjustments:
Business realignment charges	25,030		81,618
Adjusted segment operating income	$416,609	14.7%	$1,219,955	14.5%

		Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2016
CONSOLIDATED BALANCE SHEET
(Unaudited)	March 31,	June 30,	March 31,
(Dollars in thousands)	2016	2015	2015
Assets
Current assets:
Cash and cash equivalents	$1,034,971	$1,180,584	$1,017,013
Marketable securities and other investments	1,069,658	733,490	1,013,692
Trade accounts receivable, net	1,587,785	1,620,194	1,701,017
Non-trade and notes receivable	245,248	364,534	324,140
Inventories	1,248,213	1,300,459	1,387,681
Prepaid expenses	124,025	241,684	188,855
Deferred income taxes	146,939	142,147	152,599
Total current assets	5,456,839	5,583,092	5,784,997
Plant and equipment, net	1,598,758	1,664,022	1,643,538
Goodwill	2,948,284	2,942,679	2,892,705
Intangible assets, net	961,206	1,013,439	1,022,425
Other assets	1,104,314	1,091,805	993,550
Total assets	$12,069,401	$12,295,037	$12,337,215

Liabilities and equity
Current liabilities:
Notes payable	$576,621	$223,142	$665,123
Accounts payable	999,159	1,092,138	1,138,163
Accrued liabilities	801,716	894,555	822,385
Accrued domestic and foreign taxes	123,123	140,295	141,653
Total current liabilities	2,500,619	2,350,130	2,767,324
Long-term debt	2,675,000	2,723,960	2,724,943
Pensions and other postretirement benefits	1,483,641	1,699,197	1,288,166
Deferred income taxes	80,452	77,967	78,276
Other liabilities	302,706	336,214	323,567
Shareholders' equity	5,023,612	5,104,287	5,151,715
Noncontrolling interests	3,371	3,282	3,224
Total liabilities and equity	$12,069,401	$12,295,037	$12,337,215

		Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2016
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)	Nine Months Ended March 31,
(Dollars in thousands)	2016	2015

Cash flows from operating activities:
Net income	$565,305	$832,968
Depreciation and amortization	231,777	237,232
Stock incentive plan compensation	53,735	74,830
Gain on sale of businesses	(10,668)	(4,732)
Loss on disposal of assets	76	10,248
Gain on sale of marketable securities	(535)	—
Net change in receivables, inventories, and trade payables	(19,661)	(132,515)
Net change in other assets and liabilities	(138,268)	(118,047)
Other, net	(262)	(108,934)
Net cash provided by operating activities	681,499	791,050
Cash flows from investing activities:
Acquisitions (net of cash of $3,814 in 2016 and $3,979 in 2015)	(67,552)	(18,640)
Capital expenditures	(110,804)	(157,418)
Proceeds from sale of plant and equipment	14,112	15,525
Proceeds from sale of businesses	24,325	35,577
Purchases of marketable securities and other investments	(1,188,594)	(1,456,410)
Maturities and sales of marketable securities and other investments	974,417	828,653
Other, net	(40,364)	(44,726)
Net cash (used in) investing activities	(394,460)	(797,439)
Cash flows from financing activities:
Net payments for common stock activity	(441,300)	(1,326,521)
Net proceeds from debt	305,555	1,117,343
Dividends	(256,890)	(252,745)
Net cash (used in) financing activities	(392,635)	(461,923)
Effect of exchange rate changes on cash	(40,017)	(128,230)
Net (decrease) in cash and cash equivalents	(145,613)	(596,542)
Cash and cash equivalents at beginning of period	1,180,584	1,613,555
Cash and cash equivalents at end of period	$1,034,971	$1,017,013

		Exhibit 99.1
PARKER HANNIFIN CORPORATION - MARCH 31, 2016
RECONCILIATION OF FORECASTED EARNINGS PER DILUTED SHARE TO ADJUSTED FORECASTED EARNINGS PER DILUTED SHARE
(Unaudited)
(Amounts in dollars)
	Fiscal Year 2016
Forecasted earnings per diluted share	$5.57 to $5.77
Adjustments:
Business realignment charges	0.63
Adjusted forecasted earnings per diluted share	$6.20 to $6.40